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                                                                    EXHIBIT 99.2

                                POWER OF ATTORNEY


         The undersigned does hereby constitute and appoint DANNIEL STEVENS as the true and lawful attorney and agent of the undersigned to execute on behalf of the undersigned (i) a statement on Schedule 13D (including any amendments thereto) with respect to the common stock, $.001 par value per share, of Productivity Technologies Corp. (together with any amendments thereto, the "Schedule 13D"), and (ii) a Joint Filing Agreement by and among the undersigned, Danniel Stevens and Stevens Financial Group, L.L.C. relating to the Schedule 13D.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of March, 2004.




                                                         /s/ Robert H. Moton
                                                         -----------------------
                                                         Robert H. Moton